UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2015

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Quannapowitt Parkway
Wakefield, MA
01880

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On June 14, 2015, Comverse, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Purchase Agreement”) with Bergkamp Coöperatief U.A., a cooperative with excluded liability formed under the laws of the Netherlands (the “Seller”) relating to the sale and purchase of Acision Global Limited, a private company formed under the laws of the United Kingdom (the “Target”). Pursuant to the Purchase Agreement, the Company will acquire the Target for a purchase price consisting of $135 million in cash, certain earnout payments (as discussed below) and 3.13 million shares of the Company’s common stock, par value $0.01 per share (the “Consideration Shares”) which will be issued in a private placement transaction conducted pursuant to Section 4(a)(2) or Regulation S under the Securities Act of 1933, as amended, subject to certain adjustments (the “Transaction”). The Company expects to finance the cash portion of the purchase price with cash-on-hand. The parties have further agreed that an amount up to $35 million of cash consideration will be subject to an earnout, contingent on the achievement of certain revenue objectives by certain of the Target’s business lines. To secure claims the Company may have under the Purchase Agreement, $10 million of the initial cash consideration will be retained in escrow, which amount will be increased in the event that further consideration is triggered under the earnout, up to a total maximum aggregate escrow retention of $25 million. Such monies will be released to the Seller two years after completion of the Transaction, subject to any claims. In addition, the Target, in consultation with the Company, will seek an amendment and waiver (the “Amendment”) to the Target’s credit agreement (the “Target Credit Agreement”) governing the Target’s existing approximately $157 million senior credit facility (the “Target Senior Debt”), pursuant to which the Target Senior Debt will remain in place during the pendency of and following completion of the Transaction. Subject to provisions allowing the Company to obtain alternative financing, both the Company and the Seller are permitted to terminate the Purchase Agreement in the event the requisite lenders under the Target Credit Agreement do not consent to the Amendment. Pursuant to the terms of the Target Credit Agreement the Target Senior Debt bears interest at a rate per annum, at the option of the Target, of either (i) a customary adjusted Eurocurrency interest rate plus 9.75% or (ii) a customary base rate plus 8.75%, and matures, subject to the terms and conditions of the Target Credit Agreement, on December 15, 2018. In connection with the Amendment, the Company has agreed to pay certain costs imposed on the Target by its lenders under the Target Senior Debt.
The Purchase Agreement contains customary representations, warranties and covenants, by the parties thereto and completion of the Transaction as set forth therein is subject to certain closing conditions including (i) the completion of the sale of the substantial majority of the Company’s business support systems (“BSS”) to Amdocs Limited in accordance with the asset purchase agreement between Amdocs Limited and the Company, dated April 29, 2015 and (ii) the receipt of the requisite approvals and consents of certain local regulatory authorities in respect of the Transaction.  Assuming the satisfaction or waiver of the closing conditions, the Transaction is expected to close no later than the end of the third calendar quarter in 2015.
Each party has agreed to indemnify the other for certain potential liabilities and claims, subject to certain exceptions and limitations.
The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, the terms of which are incorporated herein by reference.
Item 2.02    Results of Operations and Financial Condition
On June 15, 2015, the Company issued a press release providing selected financial information for the three months ended April 30, 2015. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.

The information contained in this Item of this Current Report, including the press release attached as an exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information disclosed in this Item of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by a specific reference in such filing.
Item 3.02    Unregistered Sales of Equity Securities
Reference is made to the disclosure provided in response to Item 1.01 of this Current Report on Form 8-K, with respect to the Company’s agreement to issue the Consideration Shares as partial consideration for the Transaction in a private placement transaction pursuant to the terms of the Purchase Agreement, which disclosure is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
On June 15, 2015, the Company issued a press release relating to its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference in its entirety herein.
The information contained in this Item of this Current Report, including the press release attached as an exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information disclosed in this Item of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act except as shall be expressly set forth by a specific reference in such filing.
Cautionary Statements Regarding Forward-looking Statements
This Current Report includes “forward-looking statements.” These forward-looking statements include statements regarding benefits of the proposed transaction, including future financial and operating results, expected capitalization at the closing of the transaction, expected synergies and anticipated future financial operating performance, our and Target’s plans, objectives, expectations and intentions and the expected timing of completion of the transaction. In some cases, forward-looking statements can be identified by the use of terminology such as “May,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this Current Report. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to (among other factors) the market price of our stock, operating expenses and cash flows, variability of our tax provision, and the additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the company's Annual Report on Form 10-K or in subsequently filed periodic, current or other reports. In addition to the risks and uncertainties set forth in our SEC filings, the forward-looking statements described in this Current Report on Form 8-K could be affected by the following, among other things, (i) conditions to the closing of the transaction may not be satisfied; (ii) problems may arise in successfully integrating the Target business into our current business, which may result in our not operating as effectively and efficiently as expected; (iii) we may be unable to achieve expected synergies or it may take longer than expected to achieve such synergies; (iv) the transaction may involve unexpected costs or unexpected liabilities; (v) our business may suffer as a result of uncertainty surrounding the transaction; (vi) our industry may be subject to future regulatory or legislative actions that could adversely affect us; and (vii) we may be adversely affected by other economic, business, and/or competitive factors.

 Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Comverse, Inc., dated June 15, 2015.

99.2	Press Release of Comverse, Inc., dated June 15, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

COMVERSE, INC.

Date: June 15, 2015	By:	/s/ Jacky Wu
	Name:	Jacky Wu
	Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Comverse, Inc., dated June 15, 2015.

99.2	Press Release of Comverse, Inc., dated June 15, 2015.